UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2006

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 10, 2006, the Board of Directors of Gladstone Investment Corporation (the “Company”) agreed with the Board of Directors of the Company’s external investment adviser, Gladstone Management Corporation (the “Adviser”), to waive a provision of the Investment Advisory and Management Agreement between the Company and the Adviser (the “Agreement”).  Under the Agreement, the base management fee charged to the Company was to increase on September 30, 2006 from a reduced fee of 2% of the average value of the Company’s gross invested assets at the end of the two most recently completed fiscal quarters (defined as total assets, less cash proceeds and cash equivalent investments from the Company’s initial public offering that are not invested in debt or equity securities of portfolio companies in accordance with the Company’s investment objectives) to 2% of the average value of the Company’s gross assets at the end of the two most recently completed fiscal quarters (defined as total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings).  The waiver agreed to by the Boards of Directors of the Company and the Adviser provides that the Adviser will continue to charge the reduced fee of 2% of the average value of the Company’s gross invested assets through December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

October 13, 2006	By:/s/ David Gladstone
(David Gladstone, Chief Executive Officer)